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                                                                  Exhibit 10.10
                              CLEARING AGREEMENT


This agreement, made this _____17_____ day of ______June________, 1994 (the "Agreement") between Correspondent Services Corporation (hereinafter referred to as "CSC"), and D.E. Frey & Company, Inc. (hereinafter referred to as the "Correspondent").

                               WITNESSETH THAT:

WHEREAS, the Correspondent is desirous of availing itself of clearing, execution and other services related to the securities business as more fully set forth herein; and Whereas, CSC desires to extend the foregoing types of services to the Correspondent. Now Therefore, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:

I.  Services
    --------

    A.  Services to be Performed by CSC
        -------------------------------

    (i) CSC will execute orders for the Correspondent's proprietary accounts and for the Correspondent's customers whose cash or margin accounts have been accepted by CSC ("Introduced Accounts"), but only insofar as such orders are transmitted by the Correspondent to CSC.

    (ii) CSC will generate, prepare and, to the extent mutually agreed upon by the parties hereto, mail confirmations respecting each of the Introduced Accounts.

    (iii) CSC will prepare and mail the summary monthly statements (or quarterly statements if no activity in any Introduced Account occurs during any quarter covered by such statement) to every Introduced Account.

    (iv) CSC will settle contracts and transactions in securities (including options to buy or sell securities) (i) between the Correspondent and other brokers and dealers, (ii) between the Correspondent and the Introduced Accounts, and (iii) between the Correspondent and persons other than the Introduced Accounts or other brokers and dealers.


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    (v)   CSC will engage in all cashiering functions for the Introduced
          Accounts, including the receipt, delivery and transfer of securities purchased, sold, borrowed and loaned, receiving and distributing payment therefore, holding in custody and safekeeping all securities and payments so received, the handling of margin accounts, including paying and charging of interest, the receipt and distribution of dividends and other distributions, and the processing of exchange offers, rights offerings, warrants, tender offers and redemptions. For purposes of the Securities Investor Protection Act of 1970, as amended, and the financial responsibility rules of the Securities and Exchange Commission, the Correspondent's customers will be the customers of CSC. Upon mutual agreement of the parties hereto, the cashiering functions with respect to the receipt of securities and the making and receiving payments therefor may be relinquished to the Correspondent.

    (vi) CSC will construct and maintain books and records of all transactions executed or cleared through it and not specifically charged to the Correspondent pursuant to the terms of this Agreement, including a daily record of required margin and other information required by Rule 432(a) of the rules of the Board of Directors of the New York Stock Exchange, Inc. (the "Rules"), or by the constitution, articles of incorporation, by-laws (or comparable instruments) or rules, regulations or other instruments corresponding to the foregoing, and the stated policies or practices of any other securities exchange (the "Standards"), including but not otherwise limited to any national securities exchanges registered under the Securities Exchange Act of 1934, as amended ("National Securities Exchange").

    B.    Services Which Shall Not be Performed by CSC
          --------------------------------------------

Unless otherwise agreed to in a writing executed by the parties hereto, CSC shall not engage in any of the following services on behalf of the
Correspondent:

    (i) Accounting, bookkeeping or recordkeeping, cashiering, or any other services with respect to commodity transactions, and/or any transaction other than securities transactions.

    (ii) Preparation of the Correspondent's payroll records, financial statements or any analysis or review thereof or any recommendations relating thereto.

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    (iii)  Preparation or issuance of checks in payment of the Correspondent's expenses, other than expenses incurred by CSC on behalf of the Correspondent pursuant to this Agreement.

    (iv) Payment of commissions, salaries or other remuneration to the Correspondent's salespersons or any other employees of the Correspondent.

    (v) Preparation and filing of reports (the "Reports") with the Securities and Exchange Commission, any state securities commission, any National Securities Exchange, or other securities exchange or securities association or any other regulatory or self-regulatory body or agency with which the Correspondent is associated and/or by which it is regulated. Furthermore, CSC will, at the request of the Correspondent, furnish the Correspondent with any necessary information and data contained in books and records kept by CSC and not otherwise reasonably available to the Correspondent if such information is required in connection with the preparation and fling of Reports by the Correspondent.

    (vi) Making and maintaining reports and records required to be kept by the Correspondent by the Currency and Foreign Transactions Reporting Act of 1970 and the regulations promulgated pursuant thereto, or any similar laws or regulations enacted or adopted hereafter.

    (vii)  Verification of the address changes of any Introduced Account.

    (viii) Obtaining and verifying new account information, and insuring that such information meets the requirements of Rule 405 { 1 } of the Rules and any other Rules or applicable standards.

    (ix) Maintaining a record of all personal and financial information concerning any Introduced Account and all orders received therefrom, and maintaining all documents and agreements executed by any Introduced Account.

    (x) Holding for safekeeping of the securities of any Introduced Account registered in the name of the Introduced Account.

    (xi) Accepting deposits from the Correspondent in the form of coin or currency of the United States or any other country.

II. Clearing Charges
    ----------------

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See Schedule "A" attached hereto and incorporated herein by reference.

Correspondent shall have sole discretion to determine the amount of commission/mark up charged to its Introduced Accounts cleared by CSC. CSC agrees to pay Correspondent certain commissions and/or sales credits received by CSC less any amounts due to CSC under this Agreement or otherwise and any expenses or other sums to third parties paid on the Correspondent's behalf by CSC.

In no event shall the fees charged in this Article II for the above services be in contravention of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the Investment Advisers Act of 1940, as amended, and the Employee Retirement Income Security Act of 1974, as amended, or any rules or regulations thereunder, or any other law, rule or regulation, Federal, State or Local, or any constitution, by-law, rule, regulation or instrument correspondent to the foregoing, or stated policy or practice of any national securities exchange or other securities exchange or association or other regulatory or self-regulatory body or agency ("Laws and Regulations"). In the event that such fees are deemed by CSC or the Correspondent to be in contravention of the Laws and Regulations, they shall be replaced with fees mutually agreed upon by CSC and the Correspondent.

III. Notation on Statements, Confirmation and Other Written Material
     ---------------------------------------------------------------

     CSC shall carry all Introduced Accounts in the names of the Correspondent's customer, with a notation on its books and records that such Introduced Accounts were introduced by the Correspondent, and all monthly or quarterly statements, confirmations relating to such Introduced Accounts shall also indicate that the Introduced Accounts were introduced by the Correspondent. In addition, account statements will indicate that customer funds and securities received by CSC will be held at CSC and will contain the telephone number of a contact area at CSC. Inadvertent omission of such notations shall not be deemed to constitute a breach of this Agreement. Copies of the forms covering the foregoing shall be furnished by CSC to the Correspondent.

IV.  Opening of Accounts
     -------------------

     (i) At the time of the opening of each Introduced Account, Correspondent shall furnish CSC with all financial and personal information concerning such Introduced Accounts as CSC may reasonably require. At the time of the opening of Introduced Accounts which are margin accounts, the Correspondent shall furnish CSC with executed customers' agreements, hypothecation agreements and consents to loans of securities (collectively, the


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           "margin agreement"). CSC shall supply the Correspondent with margin agreement forms regarding margin accounts in sufficient quantities, such forms to be submitted to CSC upon their completion by the Correspondent. If any Introduced Account may have been opened without CSC having previously received a properly executed margin agreement, failure of CSC to receive such margin agreements shall not be deemed to be a waiver of the information requirements set forth herein. Upon the written or oral request of CSC, the Correspondent shall furnish CSC with any other documents and agreements executed by the Introduced Account on forms which shall be supplied by CSC in sufficient quantities and which may reasonably be required by CSC in connection with the opening, operating or maintaining of Introduced Accounts. CSC may, at its option, mail margin agreements or "new account" forms directly to the Introduced Accounts upon notification by the Correspondent, and/or require completion of its own margin agreement or "new account" forms and, if required, option account agreements for the Introduced Accounts. The Correspondent shall promptly provide CSC with basic data and copies of documents relating to each of the Introduced Accounts, including, but not otherwise limited to, copies of records of any receipts of the Introduced Accounts' funds and/or securities received directly by the Correspondent, as shall be necessary for CSC to discharge its service obligations hereunder.

    (ii) All transactions in any Introduced Account are to be considered cash transactions until such time as CSC has received margin agreements, duly and validly executed in respect of such Introduced Account. Nevertheless, it is intended that Correspondent will obtain executed margin agreements within the time periods set forth in procedural manuals provided by CSC or any entity affiliated with CSC. In the event credit is inadvertently extended with respect to such Introduced Accounts, Correspondent shall indemnify and hold CSC harmless from and against all loss, liability, damage, cost and expense (including but not otherwise limited to fees and expenses of legal counsel) arising therefrom.

    (iii) At the time of the opening of any Introduced Account, the Correspondent shall furnish CSC with the name of any principal other than the account name for whom the Correspondent is acting as agent, and written evidence of such authority.

    (iv) The Correspondent shall have the sole and exclusive responsibility for compliance with Rule 405(3) of the Rules and shall specifically approve the opening of any new account before forwarding such

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           account to CSC as a potential Introduced Account. CSC, in its reasonable business judgement, reserves the right to reject any account which the Correspondent may forward to CSC as a potential Introduced Account. CSC also reserves the right to terminate any account previously accepted by it as an Introduced Account.

    (v) Pursuant to written notification received by the Correspondent and forwarded to CSC, any account of the Correspondent may choose to reject the services to be performed by CSC pursuant to this Agreement and thus choose not to be serviced as an Introduced Account pursuant hereto. Upon notice from another member organization that an Introduced Account intends to transfer his account thereto, CSC shall expedite such transfer and shall have the sole and exclusive responsibility for compliance with Rule 412 of the Rules.

    (vi) It shall be the sole and exclusive responsibility of the Correspondent to make every reasonable effort to ascertain the essential facts relative to any Introduced Account and any order therefore, in compliance with Rule 405(1) of the Rules, including but not otherwise limited to ascertaining the authority of all orders for Introduced Accounts, and the genuineness of certificates, papers and signatures provided by each Introduced Account. Any investment advice furnished to an Introduced Account by the Correspondent shall be the sole and exclusive responsibility of the Correspondent.

    (vii) The Correspondent shall be solely and exclusively responsible for the handling and supervisory review of any Introduced Accounts over which the Correspondent's partners, officers or employees have discretionary authority, as required by Rule 408 of the Rules and any other applicable Laws and Regulations. The Correspondent shall furnish CSC with such documentation with respect thereto as may be requested by CSC. The Correspondent hereby agrees to indemnify and hold CSC harmless against any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) suffered or incurred by CSC directly or indirectly as a result of any liabilities or claims arising from the exercise by the Correspondent, its partners, officers or employees of discretionary authority over Introduced Accounts. The Correspondent hereby warrants that with regard to any orders or instructions given by the Correspondent with respect to such discretionary accounts, its partners, officers or employees shall have been fully and properly authorized relative thereto and that the

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           execution of such orders shall not be in violation of the Laws and
           Regulations. Furthermore, the Correspondent hereby agrees to indemnify and hold CSC harmless against any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses to legal counsel) suffered or incurred by CSC directly or indirectly as a result of any breach of the Correspondent's said warranty.

    (viii) The Correspondent shall have the sole and exclusive responsibility for the handling and supervisory review of any Introduced Account for an employee or officer of any member organization, self-regulatory organization, bank, trust company, insurance company or other organization engaged in the securities business, and for compliance with Rule 407 of the Rules relating thereto. The Correspondent shall furnish CSC with such documentation with respect thereto as may be requested by CSC.

    (ix) The Correspondent shall have the sole and exclusive responsibility to insure that those of its customers who become Introduced Accounts hereunder shall not be minors or subject to those prohibitions existing under the Laws and Regulations generally relating to the incapacity of any Introduced Account or any conflict of interest relating to such Introduced Account

    (x) The Correspondent shall be solely and exclusively responsible for any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) sustained or incurred by either the Correspondent or CSC, arising out of or resulting from any orders the Correspondent has taken from Introduced Account residing or being domiciled in jurisdictions in which the Correspondent has not been or is no longer authorized to do business.

    (xi) It shall be the sole and exclusive responsibility of the Correspondent to comply with the Laws and Regulations relating to each Introduced Account which effect listed option transactions including, but not limited to, approval by the Correspondent's Registered Options Principal or Senior Registered Options Principal (as applicable), delivery of required Options Disclosure Documents (and Supplements where applicable) and option documentation.

V.  Transactions and Margin
    -----------------------

    (i) It is understood that with respect to Introduced Accounts which are margin accounts, CSC is responsible for compliance with Regulation T, 12 C.F.R. Part 220, the Federal margin regulation promulgated by the Board of Governors of the Federal Reserve System (the "Board"), and any

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           interpretative ruling issued by the Board, and letter rulings of the
           Federal Reserve Bank of New York, Rules and Interpretations of the New York Stock Exchange, Inc. and any other applicable margin and margin maintenance requirements of the Laws and Regulations. The Correspondent is responsible to CSC for the collection of the margin required to support each transaction for, and to maintain margin in, each Introduced Account and such margin, in conformity with the above margin and margin maintenance requirements. After such initial margin on each transaction has been received, maintenance margin calls shall be generated by CSC and made by CSC or by the Correspondent at the instructions of CSC. CSC shall have the right to modify, in its sole discretion, the margin requirements of any Introduced Account from time to time so that CSC may call for additional margin. Therefore, CSC shall be the sole judge as to the amount of margin to be required of and maintained by Introduced Accounts. CSC may impose such margin by individual security within an account or by a specified Introduced Account and such margin need not be of general application to all accounts.

           CSC shall impose no fees on the Correspondent, other than any fees or charges imposed directly or by any regulatory body with regard to margin extensions obtained by CSC pursuant to written requests from a principal of the Correspondent.

    (ii) On all transactions, the Correspondent shall be solely and exclusively responsible to CSC for any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) incurred or sustained by the Correspondent or CSC as result of the failure of any Introduced Account to make timely payment for the securities purchased by it or timely and good delivery of securities sold for it, or timely compliance by it with margin or margin maintenance calls (provided that CSC has timely issued such call and/or given notice thereof to the Correspondent or if conditions creating such call should be reasonably known by Correspondent), whether or not any margin extensions have been granted by CSC pursuant to the request of the Correspondent, except that no interest will be charged by CSC for cash shorts in Introduced Accounts. The Correspondent agrees to be solely and exclusively responsible for the payment and delivery of all "when issued" or "when distributed" transactions which CSC may accept, forward or execute for Introduced Accounts.

    (iii) On all over-the-counter transactions for Introduced Accounts, the Correspondent shall furnish CSC with the names of the respective purchasing and selling broker-dealers (except as otherwise provided in paragraph (iv) of this Section, as set forth below), the names of the purchasing and selling customers, and the wholesale and retail purchase and sale prices.

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    (iv)   Should the Correspondent entrust the execution of an order in an over-the-counter security to CSC or any entity affiliated with CSC and the counter party is left at CSC's discretion. CSC will assume the responsibility of paying the Correspondent that which the counter party has failed to pay pursuant to the over-the-counter order transaction (counter party risk). In the case the Correspondent executes its own over-the-counter order or designates the counter party, it shall be understood that in the event the over-the-counter dealer with whom the Correspondent dealt or whom it designated fails to live up to its part of the transaction, the Correspondent will assume the counter party risk and reimburse CSC for any loss sustained thereby.

    (v) The Correspondent shall be solely and exclusively responsible for approving all orders for the Introduced Accounts and for establishing procedures to insure that such approved orders are transmitted properly to CSC for execution. CSC, in its reasonable business judgement, reserves the right to reject any order which the Correspondent may transmit to CSC for execution.

    (vi) The Correspondent shall be solely and exclusively responsible for the supervisory review of all orders for the Introduced Accounts and shall insure that any orders and instructions given by it or any of its employees to CSC pursuant to the terms of this Agreement shall have been properly authorized in advance.

    (vii) The Correspondent shall be solely and exclusively responsible for sales and purchases for the Introduced Accounts that may create or result in violation of any of the Laws and Regulations.

    (viii) All transactions pursuant to the terms of this Agreement shall be subject to the constitution, rules, by-laws, regulations, stated practices, and customs and any modifications thereof of any national securities exchange or other securities exchange or market and its clearing house, if any, where executed, and the Laws and Regulations. It is understood that the Correspondent assumes sole and exclusive responsibility for compliance with the Laws and Regulations in the same manner and to the same degree as if the Correspondent were performing the services for the Introduced Accounts that have been assumed by CSC pursuant to this Agreement, except insofar as CSC may pursuant to paragraph (iv) of this Section, as set forth above, select the counter party to a particular transaction.

    (ix) All transactions heretofore had between the Correspondent and CSC with respect to orders given by or for the Introduced Accounts and cleared through CSC shall be subject to the Provisions of this Agreement.

VI. Supervisory Responsibility
    --------------------------

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     (i)   Correspondent shall have the sole and exclusive responsibility for the review of all Introduced Accounts and for compliance with any supervisory responsibilities under Rule 405(2) of the Rules, including but not otherwise limited to matters involving the investment objectives of the Introduced Accounts, the reasonable basis for recommendations made to Introduced Accounts, and the frequency of trading in the Introduced Accounts, whether or not such transactions are instituted by the Correspondent, its partners, officers, employees or any registered investment advisor.

     (ii) The Correspondent and CSC shall each be responsible for compliance with any supervisory procedures under Rule 342 of the Rules and, to the extent applicable, any other provisions of the Laws and Regulations, including but not otherwise limited to supervising the activities and training of their respective registered representatives, as well as all of their other respective employees in the performance of functions specifically allocated to them pursuant to the terms of this Agreement.

VII. Information to be provided by the Correspondent
     -----------------------------------------------

     (i) The Correspondent shall provide CSC with copies of all financial information and reports filed by the Correspondent with the New York Stock Exchange, Inc. (if a member), the National Association of Securities Dealers, Inc., the Securities and Exchange Commission, and any other National Securities Exchange (where a member) (including but not otherwise limited to monthly and quarterly Financial and Operational Combined Uniform Single Reports, i.e., "FOCUS" Reports) simultaneous with the filing therewith.

     (ii) The Correspondent shall submit to CSC on an annual basis the audited financial statements of the Correspondent, its parent organization (if applicable) and, when requested by CSC, its affiliated entities. In addition, the Correspondent shall submit to CSC upon request, information and reports relating to the financial integrity of Correspondent, its parent organization (if applicable) and its affiliated entities, including but not otherwise limited to information regarding the Correspondent's aggregate indebtedness ratio and net capital.

     (iii) The Correspondent shall provide CSC with all appropriate data in its possession pertinent to the performance and supervision of any

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            function or responsibility specifically allocated to CSC pursuant to the terms of this Agreement.

      (iv) The Correspondent shall provide CSC with any amendment or supplement to the Form BD of the Correspondent.

VIII. Information to be provided by CSC
      ---------------------------------

CSC shall provide the Correspondent with all appropriate data in its possession pertinent to the proper performance and supervision of any function specifically allocated to the Correspondent pursuant to the terms of this Agreement. The Correspondent shall be responsible for and shall promptly reimburse CSC for all costs incurred by CSC in connection with the preparation and mailing of such information.

IX.   Customer Notification and Correspondence
      ----------------------------------------

      (i) The Correspondent shall be solely and exclusively responsible for informing its customers in a written correspondence, the form and substance of which will be mutually agreed upon, prior to the effective date of this Agreement, as to the general nature of the services to be provided by CSC pursuant to this agreement and the right of such customers to reject the services provided herein. Any new customers of the Correspondent shall also be informed as provided herein, verbally prior to such customers becoming Introduced Accounts and in writing, once the new accounts have been opened and accepted. The Correspondent shall be solely and exclusively responsible for the payment of all costs incurred in connection with the preparation and mailing of such customer correspondence.

      (ii) The Correspondent shall inform its customers pursuant to such written correspondence that all inquiries and correspondence should be directed to the Correspondent. All customer correspondence shall be reviewed and responded to by the party responsible for the specific area to which the inquiry or complaint relates pursuant to the terms of this Agreement. In the event such correspondence is not directed to such party originally, the Correspondent or CSC shall expeditiously forward such correspondence to the appropriate party.

X.    Errors Controversies and Indemnification
      ----------------------------------------

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     (i)   Errors, misunderstandings or controversies, except those specifically otherwise covered in this Agreement, between the Introduced Accounts and the Correspondent or any of its employees, which shall arise out of acts or omissions or the Correspondent or any of its employees (including, without limiting the foregoing, the failure of the Correspondent to deliver promptly to CSC any instructions received by the Correspondent from an Introduced Account with respect to the voting, tender or exchange of shares held in such Introduced
           Account), shall be the sole and exclusive responsibility and liability of the Correspondent. In the event, however, that by reason of such error, misunderstanding or controversy, the Correspondent in its discretion deems it advisable to commence an action or proceeding against an Introduced Account, the Correspondent shall indemnify and hold CSC harmless from any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) which CSC may incur or sustain in connection therewith or under any settlement thereto. If such error, misunderstanding or controversy shall result in the bringing of an action or proceeding against CSC, the Correspondent shall indemnify and hold CSC harmless from any loss, liability, damage, cost or expense (including but not otherwise limited to reasonable fees and expenses of legal counsel) which CSC may incur or sustain in connection therewith or under any settlement thereof.

     (ii) Errors, misunderstandings or controversies, except those specifically otherwise covered in this Agreement, between the Introduced Accounts and the Correspondent or any of its employees, which shall arise out of acts or omissions of CSC or any of its employees, shall be the sole and exclusive responsibility and liability of CSC. In the event, however, that by reason of such error, misunderstanding or controversy, CSC in its discretion deems it advisable to commence an action or proceeding against an Introduced Account, CSC shall indemnify and hold the Correspondent harmless from any loss, liability, damage, cost or expense (including but not otherwise limited to reasonable fees and expenses of legal counsel) which the Correspondent may incur or sustain in connection therewith or under any settlement thereof. If such error, misunderstanding or controversy shall result in the bringing of an action or proceeding against the Correspondent, CSC shall indemnify and hold the Correspondent harmless from any loss, liability, damage, cost or expense (including but not otherwise limited to reasonable fees and expenses of legal counsel) which the

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           Correspondent may incur or sustain in connection therewith or under any settlement thereof.

    (iii) CSC and the Correspondent both agree to indemnify the other and hold the other harmless from and against any loss, liability, damage, cost or expense (including but not otherwise limited to reasonable fees and expenses of legal counsel) arising out of or resulting from any failure by the indemnifying party or any of its employees to carry out fully the duties and responsibilities assigned to the indemnifying party herein or any breach of any representation or warranty herein by the indemnifying party under this Agreement. The Correspondent hereby agrees to indemnify and hold CSC harmless from and against any loss, liability, damage, cost or expense (including but not otherwise limited to reasonable fees and expenses of legal counsel) sustained or incurred in connection herewith in the event any Introduced Account fails to meet any initial margin call or subsequent maintenance calls, in conformity with Section V hereof.

    (iv) The indemnification provisions in this Agreement, shall remain operative and in full force and effect, regardless of the termination of this Agreement, and shall survive any such termination.

    (v) Correspondent agrees to maintain, and to provide evidence thereof to CSC, at least $250,000 blanket bond indemnity bond insurance covering any and all acts of its employees, agents and partners, with an insurance company reasonably acceptable to CSC, listing CSC as an insured party and permitting CSC to assume the policy in the event of the Correspondent ceasing operations.

XI. Representations and Warranties
    ------------------------------

(a) The Correspondent represents and warrants as follows:

    (i) The Correspondent will maintain at all times while this Agreement is in full force and effect stated net capital of not less than $100,000 unless CSC has otherwise agreed in writing. The Correspondent will not carry customer, broker or dealer accounts and will not receive or hold funds under Rule 15c3- 1 of the Securities Exchange Act of 1934, as amended, for those persons. The Correspondent will immediately notify CSC when [i] its Aggregate Indebtedness Ratio reaches or exceeds 10 to 1, [ii] if the Correspondent has elected to operate under paragraph [f] or Rule 15c3- 1 of the Securities Exchange Act of 1934, as amended, when its net capital is less than 5% of aggregate debit items computed in accordance with Rule 15c3-

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           3, [iii] when the aggregate amount of any withdrawals of equity capital and/or unsecured advances or loans exceed 20% of excess net capital in any 30 day period or 30% of excess net capital in any 90 day period or [iv] its stated net capital is less than the minimum amount required under this Agreement.

    (ii) The Correspondent is a member of good standing of the National Association of Securities Dealers, Inc. The Correspondent will promptly notify CSC of any additional exchange memberships or affiliations. The Correspondent shall also comply with whatever non-member access rules have been promulgated by any National Securities Exchange or any other securities exchange of which it is not a member.

    (iii) The Correspondent is and during the term of this Agreement will remain duly registered or licensed and in good standing as a broker/dealer under all applicable Laws and Regulations.

    (iv) The Correspondent has all the requisite authority in conformity with all applicable Laws and Regulations to enter into this Agreement and to retain the services of CSC in accordance with the term thereof.

    (v) The Correspondent is in compliance, and during the term of this Agreement will remain in compliance with [i] the capital and financial reporting requirements of every National Securities Exchange or other securities exchange and/or securities association of which the Correspondent is a member, [ii] the capital requirements of the Securities and Exchange Commission, and [iii] the capital requirements of every state in which the Correspondent is licensed as a broker/dealer.

    (vi) The Correspondent shall not generate and/or prepare any statements, billings or confirmations respecting any Introduced Account unless expressly so instructed in writing by CSC.

    (vii) The Correspondent shall keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of CSC, which requirement shall survive the life of this Agreement.

(b) CSC represents and warrants as follows:

    (i) CSC is a member in good standing of the National Association of Securities Dealers, Inc., and the New York Stock Exchange, Inc.

     (ii) CSC is and during the term of this Agreement will remain duly licensed and in good standing as a broker/dealer under all applicable Laws and Regulations.

     (iii) CSC has all the requisite authority, in conformity with all applicable Laws and Regulations, to enter into and perform this Agreement.

     (iv) CSC is in compliance, and during the term of this Agreement, will remain to compliance, with [i] the capital and financial reporting requirements of every National Securities Exchange and/or other securities exchange or association of which it is a member, [ii] the capital requirements of the Securities and Exchange Commission, and [iii] the capital requirements of every state in which it is licensed as a broker/dealer.

     (v) CSC represents and warrants that the names and addresses of the Correspondent's customers which have or which may come to its attention in connection with the clearing and related functions it has assumed under this Agreement are confidential and shall not be utilized by CSC except in connection with the functions performed by CSC pursuant to this Agreement. CSC shall send no written information to such customers other than statements, bills or notices of transactions in connection with its role as clearing agent. Notwithstanding the foregoing, should an Introduced Account request, on an unsolicited basis, that CSC or any entity affiliated with CSC become its broker, acceptance or such Introduced Account by CSC or any entity affiliated with CSC shall in no way violate this representation and warranty, nor result in a breach of this Agreement.

     (vi) CSC shall keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of the Correspondent, which requirement shall survive the life of this Agreement.

XII. Termination - Event of Default
     ------------------------------

Notwithstanding any provision in this Agreement, the following events or occurrences shall constitute an Event of Default under this Agreement:

     (i) Either CSC or the Correspondent shall fail to perform or observe any term, covenant or condition to be performed or observed by it hereunder and such failure shall continue to be unremedied for a period of 30 days after written notice from the non-defaulting party to the defaulting party specifying the failure and demanding that the same be remedied; or

     (ii) Any representation or warranty made by either CSC or the Correspondent herein shall prove to be incorrect at any time in any material respect; or

     (iii) A receiver, liquidator or trustee of either CSC or the Correspondent, or of its property, held by either party, is appointed by court order and such order remains in effect for more than 30 days; or either CSC or the Correspondent is adjudicated bankrupt or insolvent; or any of its property is sequestered by court order and such order remains in effect for more than 30 days; or a petition is filed against CSC or the Correspondent under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after such filing; or

     (iv) Either CSC or the Correspondent files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization. arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereinafter in effect, or consents to filing of any petition against it under any such law; or

     (v) Either CSC or the Correspondent makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of either CSC or the Correspondent, or of any property held by either party; or

     (vi) Either party hereto knowingly and willfully solicits or causes to solicit for employment the employees of either party or their affiliates, subsidiaries, successors or assignees without prior consent of the other party; or

     (vii) If research is provided by CSC or any entity affiliated with CSC to the Correspondent and the Correspondent knowingly and willfully reproduces or reprints in any fashion same or represents to customers or to an unrelated third party that the research supplied by CSC or such affiliated entity is that of the Correspondent.

Upon the occurrence of any such Event of Default, the non-defaulting party may, at its option, by notice to the defaulting party declare that this Agreement shall be thereby terminated and such termination shall be effective as of the date such notice has been sent or communicated to the defaulting party.

XIII. Remedies Cumulative
      -------------------

The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party of this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy or privilege or to limit the exercise of such right, power, remedy or privilege. No single, partial or other exercise of any such right, power, remedy or privilege shall preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege.

XIV.  Miscellaneous
      -------------

      (i) As of the effective date of this Agreement CSC will not convert or allow to be converted to its records as Introduced Accounts customer accounts of the Correspondent that are partially or totally unsecured, securities in the name of the Correspondent's customers, or legal transfer securities (securities in the name of estates, trust, joint ownership, foreign ownership and such), unless previously approved in writing by CSC. If in error such accounts are converted to CSC books or records, CSC reserves the right to convert back to the Correspondent or its clearing agent said customer accounts and the positions.

      (ii) CSC shall have the power to place open orders as instructed by the Correspondent as of the effective date of this Agreement, and appropriate adjustments shall be made by CSC to reflect that CSC has acted as broker on the open orders with specialists on any national securities exchange or other securities exchange.

      (iii) CSC shall have the power to effect appropriate adjustments with respect to pending dividends and other distributions from the effective date of this Agreement through the last payable date of such pending dividends.

      (iv) The Correspondent shall be responsible for providing annual dividend and distribution information as contained in IRS Form l087 (to include individual l099 filings) and any other information required to be reported by Federal, state or local tax laws, rules or regulations, to its customers until the effective date of this Agreement, whereupon CSC shall assume this function as to Introduced Accounts.

     (v) CSC shall have the power to allocate and make appropriate adjustments for fails, reorganization accounts, other work in process accounts, and overages relating to accounts of the customers of the Correspondent that have become Introduced Accounts pursuant to the terms of this Agreement.

     (vi) The Correspondent shall assume all liabilities in connection with the bad debts of all Introduced Accounts. Unsecured debits in the Introduced Accounts shall be paid within 30 days of their origin date, and it shall be the responsibility of the Correspondent to collect such payments from its customers and transmit them to CSC within such 30-day period. If any unsecured debit balances remain outstanding beyond such 30-day period, CSC is authorized to apply as payment of such debit balances commission fees owed to the Correspondent in connection with transactions pursuant to this Agreement.

     (vii) Transfers of securities relating to introduced accounts shall tee frozen ten business days prior to the effective date of this Agreement.

     (viii) CSC shall limit its services pursuant to the terms of this Agreement to that of clearing functions and the related services expressly set forth herein and the Correspondent shall not hold itself out as an agent of CSC or any of the subsidiaries or companies controlled directly or indirectly by or affiliated with CSC or its parent.

     (ix) This Agreement supersedes any previous agreement and may be modified only by a writing signed by both parties to this Agreement. Such modification shall not be deemed as a cancellation of this Agreement.

     (x) This Agreement shall be submitted to and/or approved by any national securities exchange, or other regulatory and self-regulatory bodies vested with the authority to review and/or approve this Agreement or any amendment or modifications hereto. In the event of any such disapproval, the parties hereto agree to bargain in good faith to achieve the requisite approval. CSC will file a fully executed copy of this agreement with the New York Stock Exchange.

     (xi) This Agreement may be canceled by either of the parties hereto upon one hundred eighty (180) days' written notice; provided, however, that this Agreement may be canceled by either party upon thirty (30) days' written notice if (i) the net capital ratio of the other party exceeds 10 to 1, (ii) if the other party has elected to operate under paragraph [f] of Rule 15c3- 1 of the Securities Exchange Act of 1934, as amended, when its net capital is less than 5% of aggregate debit items computed in accordance with Rule 15c3-3, (iii) when the aggregate amount of any withdrawals of equity capital and/or unsecured advances or loans exceed 20% of excess net capital in any 30 day period or 30% of excess net capital in any 90 day period or (iv) its stated net capital is less than the minimum amount required under this Agreement; and provided, further, that this Agreement may be canceled by CSC at any time between the date on which this Agreement is executed and the effective date of this Agreement, if there is a material change in the control or management of the Correspondent.

     (xii) Any dispute or controversy between the Correspondent and CSC relating to or arising out of this Agreement shall be settled by arbitration before and under the rules of the Arbitration Committee of the New York Stock Exchange, Inc., unless the transaction which gave rise to such dispute or controversy was effected in another exchange or market which provides arbitration facilities, in which case it shall be settled by arbitration under such facilities.

     (xiii) CSC will not be bound to make any investigation into the facts surrounding any transaction that it may have with the Correspondent on a principal or agency basis or that the Correspondent may have with its customers or other persons, nor will CSC be under any responsibility for compliance by the Correspondent with any Laws and Regulations which may be applicable to the Correspondent. It is understood that CSC will assist the Correspondent in any investigation conducted by the Correspondent.

     (xiv) To facilitate the keeping of records by CSC the Correspondent will turn over promptly to CSC any and all cash remittances and securities which the Correspondent receives from its customer. Concurrently with the delivery of such funds or securities to the Correspondent, it shall furnish CSC with such information as may be relevant or necessary to enable CSC to record promptly and properly such cash remittances and securities in the respective Introduced Accounts.

     (xv) This Agreement shall be binding upon all successors, assigns or transferees of both parties hereto, irrespective of any change with regard to the name of or the personnel of the Correspondent or CSC. Any assignments of this Agreement shall be subject to the requisite review and/or approval of any regulatory or self-regulatory agency or body whose review and/or approval must be obtained prior to the effectiveness and validity of such assignment. Except as indicated below, no assignment of this Agreement by either party shall be valid unless consented to in writing by the other party. Any assignment by CSC to any subsidiary or to a company affiliated with or controlled directly or indirectly by CSC will be deemed valid and enforceable in the absence of any consent from Correspondent. Neither this Agreement nor any operation hereunder is intended to be, shall not be deemed to be, and shall not be treated as a general or limited partnership, association or joint venture or agency relationship between the Correspondent and CSC.

     (xvi) Should the Correspondent in any way attempt to hold itself out as, advertise or in any way represent that it is the agent of CSC, CSC shall have the power, at is option, to terminate the Agreement and the Correspondent shall be liable for any loss, liability, damage, cost or expense (including but not otherwise limited to reasonable fees and expenses of legal counsel) sustained or incurred by CSC as a result of such representation of agency or apparent authority to act as an agent of CSC or agency by estoppel.

     (xvii) The Correspondent shall not, without having obtained the prior written approval of CSC, agree to place or place any advertisement in any newspaper, publication, periodical or any other media if such advertisement in any manner makes reference to CSC, to any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with CSC and to the clearing arrangements and/or any of the services embodied in this Agreement.

     (xviii) The Laws and Regulations require that CSC must have proper documentation to support any account opened on its books, including Introduced Accounts. If, after reasonable requests therefor, the necessary documents so as to enable CSC to comply with such account documentation requirements of the Laws and Regulations have not been received by CSC, the Correspondent shall receive notification that no further orders will be accepted for the Introduced Accounts involved. Should it happen that inadvertent orders are placed for such accounts after this notice is received, no commission credit will be granted from such order. On receipt of the necessary documents, this restriction will be lifted on future commissions, but any commissions withheld will be credited or paid. This Agreement is not in any way intended to limit the responsibility of CSC under the Laws and Regulations with respect to Introduced Accounts.

     (xix) The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out of this Agreement, shall be subject to the statutory and common law of the State of New York.

     (xx) The headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     (xxi) This Agreement shall cover only the type of services set forth herein and is in no way intended nor shall be construed to bestow upon the Correspondent any special treatment regarding any other arrangements, agreements or understandings which presently exist between Correspondent and CSC or which may hereinafter exist. The Correspondent shall be under no obligation whatsoever to deal with CSC or any of its subsidiaries or any companies controlled directly or indirectly by or affiliated with CSC or its parent, in any capacity other than as set forth in this Agreement. Likewise, CSC shall be under no obligation whatsoever to deal with the Correspondent or any of its affiliates in any capacity other than as set forth in this Agreement.

     (xxii) If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

     (xxiii) In the event that CSC assumes any contractual obligation on behalf of the Correspondent relative to communication equipment, the Correspondent hereby agrees to immediately absorb the remaining portion of said contract if Correspondent terminates the relationship with CSC. The Correspondent further agrees to absorb any and all costs associated with the removal or relocation of any communication equipment installed by or at the direction of CSC, if this agreement is terminated by the Correspondent.

     (xxiv) Any unsecured debit residing in a customer account as a result of the failure to perform on behalf of the customer and/or the Correspondent will be the responsibility of the Correspondent. Thirty (30) calendar days will be allowed for collection. If funds are not received, CSC reserves the right to debit the Correspondent; bad debit, collateral and/or commission refund account the amount of the unsecured balance plus interest at the rate of l/2% above the prevailing broker call loan rate.

     (xxv) The interest and handling expense (to include day charges) for any DVP transaction that does not settle on a normal or regular way basis or is rejected by the agent for any reason other than CSC negligence is the responsibility of the Correspondent.

     (xxvi) For the purposes of any and all notices, consents, directions, approvals, restrictions, requests or other communications required or permitted to be delivered hereunder, CSC's address shall be 120 Broadway, 27th Floor, New York, New York, 10271 and the Correspondent's address shall be 1700 Lincoln Street, Suite 2200.
                                              --------------------------------
             Denver, CO 80203, and either party may change its address for
             ----------------
             notice purposes by giving written notice pursuant to registered mail of the new address to the other party.

     (xxvii) This Agreement shall become effective on or about_6/1/94____ or such date mutually agreed upon by the parties hereto.

Made and executed at _____Denver__________ on the date hereinabove set forth.

Accepted and Agreed to:

CORRESPONDENT SERVICES CORPORATION (CSC)



By:    /s/ Robert Basso
Title: President
Date:  7/11/94



Accepted and Agreed to:

D.E. FREY & COMPANY, INC.



By:  /s/ Kevin L. Spencer
Title:  President
Date    6/17/94